ORDERED.

Dated: September 13, 2018

Paul M. Glenn
United States Bankruptcy Judge

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re:

RMS TITANIC, INC., *et al.*,[1]

Debtors.

Case No. 3:16-bk-02230-PMG
Chapter 11

(Jointly Administered)

ORDER (A) APPROVING COMPETITIVE BIDDING AND SALE PROCEDURES; (B) APPROVING FORM AND MANNER OF NOTICES; (C) APPROVING FORM OF ASSET PURCHASE AGREEMENT; (D) APPROVING BREAK-UP FEE AND EXPENSE REIMBURSEMENT; (E) SCHEDULING AUCTION AND HEARING TO CONSIDER FINAL APPROVAL OF SALE, INCLUDING REJECTION OR ASSUMPTION AND ASSIGNMENT OF RELATED EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND SETTLEMENT WITH THE PACBRIDGE PARTIES; (F) AUTHORIZING SALE OF THE TRANSFERRED ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES, AND INTERESTS; AND (G) GRANTING RELATED RELIEF

[1] The Debtors in the chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867), and Dinosaurs Unearthed Corp. (7309). The Debtors' service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

THIS CAUSE came before the Court on August 30, 2018 at 1:30 p.m. in Jacksonville, Florida upon the *Motion for Entry of an Order (A) Approving Competitive Bidding and Sale Procedures; (B) Approving Form and Manner of Notices; (C) Approving Form of Asset Purchase Agreement; (D) Approving Break Up-Fee and Expense Reimbursement;(E) Scheduling Auction and Hearing to Consider Final Approval of Sale, Including Rejection or Assumption and Assignment of Related Executory Contracts and Unexpired Leases; (F) Authorizing Sale of the Transferred Assets Free and Clear of All Liens, Claims, Encumbrances, and Interests; and (G) Approving Settlement with the Pacbridge Parties; and (H) Granting Related Relief* (the **"Motion"**)[2] (ECF No. 1055) filed by debtors and debtors-in-possession RMS Titanic, Inc.; Premier Exhibitions, Inc.; Premier Exhibitions Management, LLC; Arts and Exhibitions International, LLC; Premier Exhibitions International, LLC; Premier Exhibitions NYC, Inc.; Premier Merchandising, LLC; and Dinosaurs Unearthed Corp. (collectively, the **"Debtors"**).[3] Upon review of the Motion and the record in this case, and having considered the statements of counsel for the Debtors, and the evidence adduced by the Debtors (including proffers of evidence admitted into evidence without objection), the Court finds that establishing procedures for a sale of the Transferred Assets (as defined below) in accordance with this Bidding Procedures Order, is in the best interests of the Debtors' estates. Accordingly,

[2] Capitalized terms used but not defined herein shall have the meanings set forth in the motion to approve these Bidding Procedures or the Asset Purchase Agreement dated as of June 14, 2018 by and among (i) Premier Exhibitions, Inc., a Florida corporation, (ii) Arts and Exhibitions International, LLC, a Florida limited liability company, (iii) Premier Exhibition Management LLC, a Florida limited liability company, (iv) Premier Exhibitions NYC, Inc., a Nevada corporation, (v) Premier Merchandising, LLC, a Delaware limited liability company, (vi) Premier Exhibitions International, LLC, a Delaware limited liability company, (vii) Dinosaurs Unearthed Corp., a Delaware corporation; (viii) DinoKing Tech Inc. d/b/a Dinosaurs Unearthed, a company formed under the laws of British Columbia (**"DinoKing"**), (ix) RMS Titanic, Inc., a Florida corporation, solely for purposes of Article III, Article V, Article VII and Article VIII, and Premier Acquisition Holdings LLC, a Delaware limited liability company (as amended, modified or supplemented, the **"Asset Purchase Agreement"**), as applicable.

[3] All references to the Debtors herein shall refer either (a) to the Debtors including DinoKing, in the event that DinoKing becomes a Debtor, or (b) the Debtors and DinoKing, as an indirectly wholly-owned non-debtor subsidiary of Premier, in the event that DinoKing does not become a Debtor.

IT IS HEREBY FOUND AND DETERMINED THAT:

A. The findings and conclusions set forth herein constitute the Court's findings of fact and conclusions of law pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure (the "**Bankruptcy Rules**"), made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

B. The Court has jurisdiction over the Motion and the transactions contemplated by the Asset Purchase Agreement pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (M) and (O). Venue in this district is proper under 28 U.S.C. §§ 1408 and 1409.

C. The statutory bases for the relief requested in the Motion are sections 105, 363, and 365 of chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101 et seq. (the "**Bankruptcy Code**"), and Bankruptcy Rules 2002(a)(2), 6004, 6006, 9014 and 9019.

D. Good and sufficient notice of the Motion and the relief sought therein has been given under the circumstances, and no other or further notice is required except as set forth herein with respect to the Sale Hearing. A reasonable opportunity to object or be heard regarding the relief provided herein has been afforded to creditors, equity holders and other parties in interest.

E. The Debtors' proposed notice of the Bidding Procedures is appropriate and reasonably calculated to provide all interested parties with timely and proper notice of the Auction, the sale of the assets as set forth in the Asset Purchase Agreement (the "**Transferred Assets**"), and the Bidding Procedures to be employed in connection therewith.

F. The Debtors have articulated good and sufficient reasons for the Court to: (i) approve the Bidding Procedures; (ii) schedule the Sale Hearing, approve the manner of notice

of the Motion and the Sale Hearing, and set the Sale Objection Deadline (as defined below); and (iii) approve the procedures for the assumption and assignment of certain executory contracts and unexpired leases (collectively, the **"Assumed Executory Contracts"**), including notice of proposed cure amounts. Specifically, the Debtors, through their financial advisors retained in this case, GlassRatner Advisory & Capital Group LLC (**"GlassRatner"**), have engaged in a thorough and extensive marketing process over a period of approximately one year. In connection with that process, the Debtors contacted over 150 parties and signed approximately 30 non-disclosure agreements with entities that received information packages and registered access to the diligence data room. As a result of that process and in consultation with its professionals, on June 14, 2018, the Debtors designated Premier Acquisition Holdings LLC to be the stalking horse purchaser (the **"Stalking Horse Purchaser"**). Accordingly, the Court is satisfied that the timeline and deadlines set forth herein are appropriate and that good cause exists to grant the relief requested in the Motion.

G. The Transferred Assets include assets owned by Premier's indirect non-debtor Canadian subsidiary DinoKing. The Asset Purchase Agreement contemplates the possibility that DinoKing may become a debtor in these Bankruptcy Cases. If DinoKing becomes a debtor in these Bankruptcy Cases, this Bidding Procedures Order (and all exhibits thereto) shall also apply to DinoKing, and all references to the Debtors shall include DinoKing.

H. The entry of this Bidding Procedures Order is in the best interests of the Debtors, their estates, creditors, and other parties in interest.

I. The Bidding Procedures are reasonably designed to maximize the value to be achieved for the Transferred Assets.

IT IS THEREFORE ORDERED THAT:

1. The Motion is GRANTED as set forth herein.

2. All objections to the Motion or the relief provided herein that have not been withdrawn, waived or settled, and all reservations of rights included therein, hereby are overruled and denied on the merits.

3. The Bidding Procedures, attached hereto as **Exhibit 1**, are hereby incorporated herein and approved in their entirety. The Debtors are authorized to take any and all actions necessary or appropriate to implement the Bidding Procedures.

4. As further described in the Bidding Procedures, the deadline for submitting bids for the Transferred Assets (the **"Bid Deadline"**) is **October 5, 2018 at 4:00 p.m.** (prevailing Eastern Time). No Bid shall be deemed to be a Qualified Bid or otherwise considered for any purposes unless such Bid is determined by the Debtors, in the exercise of their fiduciary duties, to meet the requirements set forth in the Bidding Procedures.

5. If Qualified Bids, other than the Qualified Bid of the Stalking Horse Purchaser, are received by the Debtors in accordance with the Bidding Procedures, the Auction shall take place on **October 11, 2018 at 10:00 a.m. (prevailing Eastern Time)** at **Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308**, or such other place and time as the Debtors shall notify all Qualified Bidders, the Official Committee of Unsecured Creditors (the **"Creditors Committee"**), the Official Committee of Equity Security Holders (the **"Equity Committee,"** and together with the Creditors Committee, the **"Committees"**), Bay Point Capital Partners LP (the **"DIP Lender"**), and the United States Department of Commerce, National Oceanic and Atmospheric Administration (**"NOAA"**). The Auction shall be conducted in accordance with the Bidding Procedures. However, if no Qualified Bid, other than the Qualified

Bid submitted by the Stalking Horse Purchaser, is received by the Bid Deadline, then the Auction will be canceled and the Debtors will proceed to seek final approval of the Asset Purchase Agreement with the Stalking Horse Purchaser at the Sale Hearing.

6. The Stalking Horse Purchaser shall be entitled to credit bid each round at the Auction using the amount of the Break-up Fee (defined below) and Expense Reimbursement (defined below) as a portion of any Overbid by the Stalking Horse Purchaser.

7. The Sale Hearing shall be held before the Court on **October 18, 2018 at 10:00 a.m. (prevailing Eastern Time)**; or at such later date and time as may be scheduled by further Order of this Court upon motion or application by the Debtors.

8. Objections, if any, to the Sale contemplated by the Asset Purchase Agreement must: (a) be in writing; (b) comply with the Bankruptcy Rules and the Local Rules of the United States Bankruptcy Court for the Middle District of Florida; (c) be filed with the clerk of the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, Bryan Simpson United States Courthouse, 300 North Hogan Street, Suite 3-150, Jacksonville, Florida 32202 (or filed electronically via CM/ECF), **by 4:00 p.m. (prevailing Eastern Time) on October 5, 2018** (the **"Sale Objection Deadline"**); and (d) be served upon (i) counsel to the Debtors, Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308, attention: Harris B. Winsberg (harris.winsberg@troutman.com) and Matthew R. Brooks (matthew.brooks@troutman.com); (ii) counsel to the Creditors Committee, Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak (jchubak@storchamini.com); (iii) counsel to the Equity Committee, Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein (pgurfein@LGBFirm.com); (iv) counsel to the Stalking Horse Purchaser, Greenberg Traurig,

P.A., 401 East Las Olas Blvd., Suite 2000, Fort Lauderdale, FL 33301, attention: Scott M. Grossman (grossmansm@gtlaw.com) and Bracewell LLP, 1251 Avenue of the Americas, 49th Floor, New York NY 10020-1100, attention Jennifer Feldsher (jennifer.feldsher@bracewell.com) and (v) the Office of the United States Trustee, U.S. Department of Justice, George C. Young Federal Building, 400 West Washington Street, Suite 1100, Orlando, FL 32801, attention Miriam G. Suarez (Miriam.G.Suarez@usdoj.gov) (collectively, the **"Notice Parties"**), in each case, so as to be actually received no later than 4:00 p.m. (prevailing Eastern Time) on October 5, 2018. Notwithstanding the foregoing, any objection to the conduct of the Auction (including the Debtors' determination of the Prevailing Bidder) may be raised for the first time at the Sale Hearing. **Any other Sale Objections not filed and served before the Sale Objection Deadline will be waived.** Responses to Sale Objections shall be filed and served by not later than 4:00 p.m. (prevailing Eastern Time) one day before the Sale Hearing.

9. The sale notice, substantially in the form attached hereto as **Exhibit 2** (the **"Sale Notice"**), is hereby approved.

10. No later than three business days after entry of this Bidding Procedures Order, the Debtors will cause the Sale Notice to be sent by first-class mail postage prepaid, to the following: (a) all creditors or their counsel known by the Debtors to assert a lien (including any security interest), claim, right, interest or encumbrance of record against all or any portion of the Transferred Assets; (b) the Office of the United States Trustee; (c) the Securities and Exchange Commission; (d) all applicable federal, state and local taxing and regulatory authorities of the Debtors or recording offices or any other governmental authorities that, as a result of the sale of the Transferred Assets, may have claims, contingent or otherwise, in connection with the

Debtors' ownership of the Transferred Assets or have any known interest in the relief requested by the Motion; (e) the state and local environmental agencies in the jurisdictions where the Debtors own or lease real property; (f) the United States Attorney's office for the Middle District of Florida; (g) NOAA; (h) all parties in interest who have requested notice pursuant to Bankruptcy Rule 2002 as of the date of entry of this Bidding Procedures Order; (i) counsel to the Creditors Committee; (j) counsel to the Equity Committee; (k) all parties to any litigation involving the Debtors; (l) all counterparties to any executory contract or unexpired lease of the Debtors; (m) all of DinoKing's known creditors, regulatory authorities, and other parties in interest that could assert Liens or Claims against the Transferred Assets; and (n) all other known creditors and interest holders of the Debtors.

11. **Copies of exhibits to the Motion (including the Asset Purchase Agreement) may be obtained by request in writing, by telephone, or via email from counsel to the Debtors, Harris B. Winsberg (harris.winsberg@troutman.com) and Matthew R. Brooks (matthew.brooks@troutman.com), Telephone: 404.885.3348 Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308. In addition, copies of the aforementioned will be available for review on the website maintained by the Committees, http://www.jndla.com/cases/premiercommittee, and may be found on the PACER website, http://ecf.flmb.uscourts.gov.**

12. The notice of potential assumption and assignment of the Scheduled Contracts (as defined in the Cure Notice), substantially in the form attached hereto as **Exhibit 3** (the **"Cure Notice"**), is hereby approved.

13. No later than three business days after the entry of this Bidding Procedures Order, the Debtors shall serve by first class mail or hand delivery the Cure Notice on all non-Debtor

parties to the Scheduled Contracts. The Cure Notice shall identify the Scheduled Contracts and provide the cure amounts that the Debtors believe must be paid to cure all prepetition defaults under the Scheduled Contracts (collectively, the **"Cure Amounts"** and individually, a **"Cure Amount"**).

14. Unless the non-debtor party to a Scheduled Contract files by the Sale Objection Deadline an objection (the **"Cure Amount Objection"**) to its scheduled Cure Amount, the assumption and assignment to the Stalking Horse Purchaser of the Scheduled Contracts, or the ability of the Stalking Horse Purchaser to provide adequate assurance of future performance, and serves a copy of the Cure Amount Objection on the Notice Parties so as to be received by no later than the Sale Objection Deadline, such non-debtor party shall be deemed to consent to the Cure Amount proposed by the Debtors and shall be forever enjoined and barred from seeking an additional amount on account of the Debtors' cure obligations under section 365 of the Bankruptcy Code or otherwise from the Debtors, their estates or the Stalking Horse Purchaser (or other Prevailing Bidder) on account of the assumption and assignment of the Scheduled Contracts and shall be deemed to have consented to the proposed assumption and assignment. In addition, if no timely Cure Amount Objection is filed, the Stalking Horse Purchaser (or other Prevailing Bidder) shall enjoy all the rights and benefits under all Scheduled Contracts without the necessity of obtaining any party's written consent to the Debtors' assumption and assignment of such rights and benefits, and each such party shall be deemed to have waived any right to object to, contest, condition or otherwise restrict any such assumption and assignment or to object or contest that the Stalking Horse Purchaser (or other Prevailing Bidder) has not provided adequate assurance of future performance. Information regarding adequate assurance of future performance submitted as part of any Qualified Bid with respect to Scheduled Contracts shall be

provided, upon request to Debtors' counsel made on or before the Bid Deadline, to the requesting non-debtor party to a Scheduled Contract within 24 hours of the Bid Deadline.

15. In the event of a dispute regarding: (a) any Cure Amount with respect to any Scheduled Contract; (b) the ability of the Prevailing Bidder (including the Stalking Horse Purchaser) to provide adequate assurance of future performance as required by section 365 of the Bankruptcy Code, if applicable, under such Scheduled Contract or Additional Assumed Executory Contract; or (c) any other matter pertaining to assumption and assignment, the Cure Amounts shall be paid as soon as reasonably practicable after the Closing and following the entry of a final order resolving the dispute and approving the assumption of such Scheduled Contract; provided, however, that the Debtors, with the consent of the Stalking Horse Purchaser or other Prevailing Bidder, as applicable or as provided in paragraph 18 below, are authorized to settle any dispute regarding the amount of any Cure Amount or assignment to the Prevailing Bidder (including the Stalking Horse Purchaser) without any further notice to or action, order or approval of the Court.

16. Notwithstanding the inclusion of an executory contract or unexpired lease on any list of Scheduled Contracts, the Stalking Horse Purchaser or other Prevailing Bidder, as applicable, shall have authority, in its sole discretion, to remove any contract or lease from the list of Scheduled Contracts either (i) at the Auction, or (ii) no later than five business days after the Bankruptcy Court sustains, in whole or in part, such non-debtor party's Cure Amount Objection or Adequate Assurance Objection; in either such case, the Debtors shall not assume and assign such Scheduled Contract to the Stalking Horse Purchaser or other Prevailing Bidder, as applicable, who removed such contract or lease from any list of Scheduled Contracts.

17. Notwithstanding anything to the contrary herein, nothing in this Order shall extend the Debtors' time to assume or reject any executory contract or unexpired lease pursuant to section 365 of the Bankruptcy Code; provided, however, that the Debtors retain all rights to seek such an extension after notice and an opportunity for a hearing consistent with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

18. In the event any party to a Scheduled Contract timely objects to the calculation of the Cure Amount for such contract, and alleges that the Cure Amount for such contract exceeds the amount calculated by Debtors for such contract (the amount of such excess Cure Amount for the contract in question, the **"Excess Cure Amount"**), then, (i) Debtors shall provide written notice to Stalking Horse Purchaser or other Prevailing Bidder, as applicable, of such Cure Amount objection and the amount of such Excess Cure Amount for each of the proposed Assumed Contracts, and (ii) Stalking Horse Purchaser or other Prevailing Bidder, as applicable shall, no later than three business days after receipt of such notice from Debtors either (a) notify the Debtors that Stalking Horse Purchaser or other Prevailing Bidder, as applicable, elects not to assume such contract if the Excess Cure Amount is in excess of ten percent of the Cure Amount for such contract or (b) take no action with respect to such notice, in which case, such contract shall continue to be assumed by the Stalking Horse Purchaser or the Prevailing Bidder, as applicable, at the Closing. At the Closing, the Debtors shall retain the aggregate Excess Cure Amounts for all Assumed Contracts in escrow and shall use commercially reasonable efforts to resolve such discrepancy with such contract counterparties after the Closing. In the event any such discrepancies are resolved by the Debtors, with the consent of the Stalking Horse Purchaser or other Prevailing Bidder, then the Debtors shall refund such Excess Cure Amounts to the Stalking Horse Purchaser or other Prevailing Bidder, as applicable. In the event the Debtors do

not resolve such discrepancy with such contract counterparty in question, then the Debtors shall deliver such Excess Cure Amount to the contract counterparties in question.

19. Within two business days after the Closing Date, the Debtors will file a notice of assumption and assignment of the Assumed Executory Contracts, substantially in the form attached hereto as **Exhibit 4** (the **"Assumption Notice"**), listing the Scheduled Contracts that were assumed and assigned as Assumed Executory Contracts, as of the Closing Date, to the Stalking Horse Purchaser or to the Prevailing Bidder, to the extent that the Prevailing Bidder is not the Stalking Horse Purchaser. The form of Assumption Notice is hereby approved.

20. The Sale Hearing may be continued, from time to time, without further notice to creditors, equity holders or other parties in interest other than by announcement of said continuance before the Court on the date scheduled for such hearing or in the hearing agenda for such hearing.

21. The form of the Asset Purchase Agreement is approved in all respects.

22. Other than the Stalking Horse Purchaser, no party submitting an offer or Bid for the Transferred Assets or a Qualified Bid shall be entitled to any expense reimbursement, breakup, termination or similar fee or payment.

23. In the event the Debtors consummate a Competing Transaction, a break-up fee in the amount of the greater of $500,000 or 3% of the Purchase Price (the **"Break-up Fee"**) and an expense reimbursement for actual, documented out-of-pocket expenses (the **"Expense Reimbursement,"** and together with the Break-up Fee, the **"Bid Protections"**) shall be paid to the Stalking Horse Purchaser from the sale proceeds at the closing of such Competing Transaction, provided however, that the total amount of the Bid Protections shall be limited to a maximum of $1,500,000. In addition to the provisions of Section 7.5 of the Asset Purchase

Agreement, the Bid Protections shall also be payable to the Stalking Horse Purchaser upon the consummation of any transaction not in compliance with the Bid Procedures, including, for example, a transaction consummated pursuant to a chapter 11 plan of reorganization or liquidation. The Bid Protections shall be an administrative expense of each of the Debtors' estates under Sections 503(b) and 507(a)(2) of the Bankruptcy Code and shall be payable by the Debtors prior to payment of any other prepetition creditor.

24. If an Auction is conducted, the party with the next highest and best Qualified Bid after the Bid made by the Prevailing Bidder or otherwise second best Qualified Bid at the Auction, as determined by the Debtors, will be designated as the backup bidder (the **"Backup Bidder"**).

25. To the extent not inconsistent with the Asset Purchase Agreement, the Bidding Procedures or this Bidding Procedures Order, the Debtors reserve the right as they may reasonably determine to be in the best interests of their estates, after consultation with the Committees, to: (a) determine which Bidders are Qualified Bidders; (b) determine which Bids are Qualified Bids; (c) determine which Qualified Bid is the highest and best Bid and which is the next highest and best Bid; (d) reject any Bid (other than the Stalking Horse Purchaser's Bid) that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bidding Procedures, this Bidding Procedures Order, the Bankruptcy Code, or the Bankruptcy Rules, or (iii) contrary to the best interests of the Debtors and their estates; (e) extend the deadlines set forth herein; or (f) continue or cancel the Auction or Sale Hearing in open court without further notice. The Stalking Horse Purchaser is a Qualified Bidder, and the Asset Purchase Agreement is a Qualified Bid.

26. To the extent that any chapter 11 plan confirmed in these cases or any order confirming any such plan or any other order in these cases (including any order entered after any conversion of any of these cases to a case under chapter 7 of the Bankruptcy Code) alters, conflicts with or derogates from the provisions of this Bidding Procedures Order, the provisions of this Bidding Procedures Order shall control. The Debtors' obligations under this Bidding Procedures Order, the provisions of this Bidding Procedures Order and the portions of the Asset Purchase Agreement pertaining to the Bidding Procedures shall survive confirmation of any plan of reorganization or discharge of claims thereunder and shall be binding upon the Debtors, and the reorganized or reconstituted debtors, as the case may, after the effective date of a confirmed plan in one or more of the Debtors' cases (including any order entered after any conversion of any of these cases to a case under chapter 7 of the Bankruptcy Code).

27. If DinoKing becomes a debtor in these Bankruptcy Cases, this Bidding Procedures Order (and all exhibits thereto) shall apply to DinoKing, and all references to the Debtors shall include DinoKing.

28. To the extent there are any inconsistencies between the terms of this Bidding Procedures Order and the Asset Purchase Agreement (including all ancillary documents executed in connection therewith), the terms of this Bidding Procedures Order shall govern.

29. The stays provided for in Bankruptcy Rules 6004(h) and 6006(d) are hereby waived and this Bidding Procedures Order shall be effective immediately upon its entry.

30. All time periods set forth in this Bidding Procedures Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

31. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Bidding Procedures Order in accordance with the Motion.

32. The Court shall retain jurisdiction over any matters related to or arising from the implementation of this Bidding Procedures Order.

# # #

Exhibit 1

Bidding Procedures

BIDDING PROCEDURES[1]

I. OVERVIEW

On June 14, 2016 (the **"Petition Date"**), Premier Exhibitions, Inc., a Florida corporation (**"Premier"**); Arts and Exhibitions International, LLC, a Florida limited liability company (**"A&E"**); Dinosaurs Unearthed Corp., a Delaware Corporation (**"DU Corp."**); Premier Exhibitions International, LLC, a Delaware limited liability company (**"PEI"**); Premier Exhibition Management LLC, a Florida limited liability company (**"PEM"**); Premier Exhibitions NYC, Inc., a Nevada Corporation (**"Premier NYC"**); Premier Merchandising, LLC, a Delaware limited liability company (**"Premier Merch"**); and RMS Titanic, Inc., a Florida corporation (**"RMST"**), as debtors and debtors-in-possession (collectively, the **"Debtors"**) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the **"Bankruptcy Code"**). The Debtors are operating their businesses and managing their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On August 24, 2016, both an Official Committee of Unsecured Creditors (the **"Creditors Committee"**) and an Official Committee of Equity Security Holders (the **"Equity Committee,"** and together with the Creditors Committee, the **"Committees"**) were appointed.

On September [•], 2018, the United States Bankruptcy Court for the Middle District of Florida (the **"Bankruptcy Court"**) entered an order (the **"Bidding Procedures Order"**), which, among other things, authorized the Debtors to (a) solicit bids and approved these bidding procedures (the **"Bidding Procedures"**) for a sale of the Transferred Assets (as defined in the Asset Purchase Agreement), on terms substantially similar to, and in no event less favorable to the Debtors than, the terms set forth in the Asset Purchase Agreement and as set forth in these Bidding Procedures, and (b) select Premier Acquisition Holdings LLC as the stalking horse bidder in connection with such sale (the **"Stalking Horse Purchaser"**).

On the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Transferred Assets will be sold free and clear of all liens, claims and encumbrances (except that to the extent that any artifacts owned by RMST are subject to the jurisdiction of the United States District Court for the Eastern District of Virginia, in the civil action styled *R.M.S. Titanic, Inc., Successor in Interest to Titanic Ventures Limited Partnership v. The Wrecked and Abandoned Vessel, Etc.*, Case No. 2:93-cv-902 (the **"Admiralty Court"**) and to the Revised Covenants and Conditions (the **"Covenants and Conditions"**) set forth in Exhibit A to the August 12, 2010 Opinion of the Admiralty Court, such artifacts shall continue to be subject to the Covenants and Conditions and to the jurisdiction of the Admiralty Court including, but not limited to, any requirement in the Covenants and Conditions that the Admiralty Court approve the sale of the Subject Titanic Artifact Collection (STAC) sometimes referred to as the American Collection) as permitted by the Bankruptcy Code pursuant to an order approving a sale under

[1] Capitalized terms used but not defined herein shall have the meanings set forth in the motion to approve these Bidding Procedures or the Asset Purchase Agreement dated as of June 14, 2018 by and among (i) Premier, (ii) A&E, (iii) PEM, (iv) Premier NYC, (v) Premier Merch, (vi) PEI, (vii) DU Corp.) (collectively with Premier, A&E, PEM, Premier NYC, Premier Merch and PEI, the **"Debtor Sellers"**); (viii) DinoKing Tech Inc. d/b/a Dinosaurs Unearthed, a company formed under the laws of British Columbia (**"DinoKing"**), (ix) RMST, solely for purposes of Article III, Article V, Article VII and Article VIII, and Premier Acquisition Holdings LLC, a Delaware limited liability company (as amended, modified or supplemented, the **"Asset Purchase Agreement"**), as applicable.

Section 363 of the Bankruptcy Code (the **"Sale Order"**). **All references to the Debtors herein shall refer either (a) to the Debtors including DinoKing, in the event that DinoKing becomes a Debtor, or (b) the Debtors and DinoKing, as an indirectly wholly-owned non-debtor subsidiary of Premier, in the event that DinoKing does not become a Debtor.**

II. SUMMARY OF IMPORTANT DATES

October 5, 2018, at 4:00 p.m.	Bid Deadline
October 5, 2018, at 4:00 p.m.	Deadline to Object to Sale Deadline to Object to Assumption and Assignment of Transferred Contracts to Stalking Horse Purchaser, Including Proposed Cure Amounts
October 9, 2018, at 4:00 p.m.	Deadline for Debtors to Designate and Publish Qualified Bidders
October 11, 2018, at 10:00 a.m.	Auction, if any <u>Location</u>: Troutman Sanders LLP 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308
October 18, 2018, at 10:00 a.m.	Sale Hearing <u>Location</u>: United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division Bryan Simpson United States Courthouse 300 North Hogan Street, Courtroom 4A Jacksonville, Florida 32202
4:00 p.m., one day before Sale Hearing	Deadline to File and Serve Responses to Any Sale Objection

III. MARKETING PROCESS

A. <u>Contact Parties</u>.

The Debtors, in consultation with their financial advisor GlassRatner Advisory & Capital Group LLC (**"GlassRatner"**), have developed a list of parties whom the Debtors believe may potentially be interested in consummating, and whom the Debtors reasonably believe would have the financial resources to consummate, a competing transaction to that of the Stalking Horse Purchaser (a **"Competing Transaction"**) (each, individually, a **"Contact Party,"** and collectively, the **"Contact Parties"**). Following approval of the Bidding Procedures and until the Bid Deadline (as defined below), the Debtors intend to contact the Contact Parties to explore their interest and may initiate contact with, or solicit or encourage submission of any Qualified

Bids by any person or otherwise facilitate any effort or attempt to make a Qualified Bid. Prior to the approval of the Bidding Procedures, third parties may continue to conduct due diligence on the Sellers and the Transferred Assets for purposes of being competing bidders for the Transferred Assets following the execution of confidentiality agreements with the Debtors. The Contact Parties may include parties whom the Debtors or their advisors have previously contacted regarding a transaction, regardless of whether such parties expressed any interest, at such time, in pursuing a transaction. The Debtors will continue to discuss and may supplement the list of Contact Parties throughout the marketing process, as appropriate.

The Debtors may distribute to each Contact Party an information package containing:

1. The Bidding Procedures Order;

2. The Asset Purchase Agreement;

3. These Bidding Procedures; and

4. A confidentiality agreement that is substantially similar to the confidentiality agreements executed by the Debtors with the Stalking Horse Purchaser (unless the Contact Party has already entered into and remains bound by a confidentiality agreement with the Debtors).

B. Access to Diligence Materials.

To participate in the bidding process and to receive access to then current and reasonably available due diligence materials (the **"Diligence Materials"**), a party must submit an executed confidentiality agreement in accordance with Section III.A.4. above, along with evidence satisfactory to the Debtors, demonstrating the party's financial capability to consummate a Competing Transaction (together, an **"Expression of Interest"**): to (i) GlassRatner Advisory & Capital Group LLC, 3445 Peachtree Road, Suite 1225, Atlanta, GA 30326, attention: Marshall Glade, Tel: (404) 835-8844, Fax: (678) 904-1991 (email: mglade@glassratner.com), with a copy to (ii) the Committees' retained financial advisor, Lincoln International, 444 Madison Avenue, Suite 300, New York, NY 10022, attention: Brent C. Williams, Tel: (212) 357-7750, Fax: (212) 277-8101 (email: BWilliams@lincolninternational.com). **Potential bidders are instructed to contact only the retained financial advisors to the Debtors and not any other parties, including the Debtors or any Committee members.**

A party who submits an Expression of Interest and qualifies, in the Debtors' sole discretion, for access to Diligence Materials shall be a **"Preliminary Interested Purchaser"** and shall be provided prompt access to the Diligence Materials in no event later than one business day following receipt of an Expression of Interest.

IV. AUCTION QUALIFICATION PROCESS

To be eligible to participate in the Auction (as defined herein), each offer, solicitation or proposal (each, a **"Bid"**), and each party submitting a Bid (each, a **"Bidder"**), must be determined by the Debtors to satisfy each of the following conditions:

A. Good Faith Deposit. Each Bid must be accompanied by a cash deposit in the amount of 10% of the total consideration provided for in its Bid, to be held in an interest-bearing escrow account to be identified and established by the Debtors (the **"Good Faith Deposit"**). The Debtors will provide wire instructions for the Good Faith Deposit upon written request of any Preliminary Interested Purchaser made to (i) GlassRatner Advisory & Capital Group LLC, 3445 Peachtree Road, Suite 1225, Atlanta, GA 30326, attention: Marshall Glade, Tel: (404) 835-8844, Fax: (678) 904-1991 (email: mglade@glassratner.com), with a copy to (ii) Lincoln International, 444 Madison Avenue, Suite 300, New York, NY 10022, attention: Brent C. Williams, Tel: (212) 357-7750, Fax: (212) 277-8101 (email: BWilliams@lincolninternational.com).

B. Same or Better Terms.

1. **Each Bid must be on terms that are substantially similar, the same or better for the Debtors than the terms of the Asset Purchase Agreement.** At a minimum, each Bid must:

(a) Propose a Competing Transaction for all or substantially all of the Transferred Assets;

(b) Include an executed asset purchase agreement by the Bidder (a **"Competing Asset Purchase Agreement") in substantially the same form and on substantially the same material terms as the Asset Purchase Agreement, excepting the Bid Protections applicable only to the Stalking Horse Purchaser (including without limitation the Break-Up Fee and Expense Reimbursement);**

(c) Include a redline comparison marked to show all changes to the Asset Purchase Agreement;

(d) Include a signed statement that the Bid set forth in the Competing Asset Purchase Agreement is irrevocable until the earlier of (i) the Outside Backup Date (as defined herein) or (ii) the date of closing of a Competing Transaction with the Prevailing Bidder (as defined herein) or with the Backup Bidder (as defined herein);

(e) Include a signed statement that the Bidder consents to be bound by and to the Covenants and Conditions;

(f) Propose a purchase price equal to or greater than $21,500,000.00[2] in cash (the **"Minimum Cash Amount"**);

(g) Obligate the Bidder to pay all Cure Amounts; and

[2] All amounts herein are expressed in United States dollars.

(h) Not contain any break-up fee, expense reimbursement, or similar type of payment in favor of the Bidder.

2. A Bid will not be considered a Qualified Bid (as defined herein) if such Bid:

(a) Contains any material alterations to the Asset Purchase Agreement not contemplated under Section IV.B.1.(b) above;

(b) Is not received by the Bid Deadline (as defined herein) in accordance with these Bidding Procedures; or

(c) Does not contain evidence of the Bidder's financial ability to perform in accordance with Section IV.D. of these Bidding Procedures.

C. Corporate Authority. Each Bid must include written evidence acceptable to the Debtors demonstrating appropriate corporate authorization to consummate the proposed Competing Transaction; provided, however, that, if the Bidder is an entity specially formed for the purpose of effectuating the Competing Transaction, then the Bidder must furnish written evidence reasonably acceptable to the Debtors of the approval of the Competing Transaction by the equity holder(s) of such Bidder.

D. Proof of Financial Ability to Perform. Each Bid must include written evidence satisfactory to the Debtors to demonstrate that the Bidder has the necessary financial ability to close the Competing Transaction and provide adequate assurance of future performance under all contracts to be assumed and assigned in such Competing Transaction. Such information must include, at a minimum, the following:

1. Contact names and telephone numbers for verification of financing sources;

2. Evidence of the Bidder's internal resources and proof of unconditional debt or equity funding commitments, from a recognized banking institution in the amount of at least 125% of the Minimum Cash Amount of such Bid, or the posting of an irrevocable letter of credit from a recognized banking institution issued in favor of the Debtors in the amount of at least 125% of the Minimum Cash Amount of such Bid;

3. The Bidder's current audited financial statements, provided, however, that if the Bidder is an entity formed solely for the purpose of the Bid, the Bidder must include current audited financial statements for such Bidder's equity holders, and evidence that such equity holders have guaranteed the obligations of such Bidder in connection with the Competing Transaction; and

4. Any other form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtors demonstrating that such Bidder has the ability to close the Competing Transaction.

E. No Contingencies. A Bid may not be conditioned on obtaining financing or any internal approval, or on the outcome or review of due diligence.

F. Irrevocable. A Bid must be irrevocable through the time of the Auction, provided, however, that if such Bid is accepted as the Prevailing Bid or the Backup Bid (each as defined herein), such Bid shall remain irrevocable thereafter, until the earlier of (i) the Outside Backup Date (as defined herein) or (ii) the date of closing of a Competing Transaction with the Prevailing Bidder (as defined herein) or with the Backup Bidder (as defined herein).

G. Bid Deadline. All Bids must be submitted so that they are actually received by the following parties on or before **October 5, 2018 at 4:00 p.m. (prevailing Eastern Time)** (the **"Bid Deadline"**): (i) counsel to the Debtors, Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308, attention: Harris B. Winsberg (harris.winsberg@troutman.com) and Matthew R. Brooks (matthew.brooks@troutman.com); (ii) counsel to the Creditors Committee, Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak (jchubak@storchamini.com); (iii) counsel to the Equity Committee, Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein (pgurfein@LGBFirm.com); (iv) counsel to the Stalking Horse Purchaser, Greenberg Traurig, P.A., 401 East Las Olas Blvd., Suite 2000, Fort Lauderdale, FL 33301, attention: Scott M. Grossman (grossmansm@gtlaw.com) and Bracewell LLP, 1251 Avenue of the Americas, 49th Floor, New York NY 10020-1100, attention Jennifer Feldsher (jennifer.feldsher@bracewell.com); (v) the Debtors' retained financial advisor, GlassRatner Advisory & Capital Group LLC, 3445 Peachtree Road, Suite 1225, Atlanta, GA 30326, attention: Marshall Glade (mglade@glassratner.com); and (vi) the Committees' retained financial advisor: Lincoln International, 444 Madison Avenue, Suite 300, New York, NY 10022, attention: Brent C. Williams (BWilliams@lincolninternational.com).

H. Qualified Bids. A Bid received from a Bidder on or before the Bid Deadline that meets the requirements of Sections IV.A-G of these Bidding Procedures shall constitute a **"Qualified Bid,"** and such Bidder shall constitute a **"Qualified Bidder."** For purposes of the Auction, the Asset Purchase Agreement submitted by the Stalking Horse Purchaser is a Qualified Bid and the Stalking Horse Purchaser is a Qualified Bidder for all purposes and requirements pursuant to these Bidding Procedures, notwithstanding the requirements that other Bidders must satisfy to be a Qualified Bidder. The Stalking Horse Purchaser shall not be required to take any further action in order to participate in the Auction, or if the Asset Purchase Agreement submitted by the Stalking Horse Purchaser is the Prevailing Bid or the Backup Bid, to be named the Prevailing Bidder or the

Backup Bidder (each as defined herein), as applicable. Within one business day after the Bid Deadline, the Debtors shall inform counsel to the Committees and the Stalking Horse Purchaser whether the Debtors will consider any Bids received to be Qualified Bids.

I. Disclosure of Qualified Bids. If the Debtors receive one or more Qualified Bids (other than the Qualified Bid of the Stalking Horse Purchaser), then not later than one business day after the Bid Deadline (the **"Competing Bid Disclosure Deadline"**), the Debtors shall file a notice with the Bankruptcy Court disclosing the identity and aggregate consideration offered by such Qualified Bid(s).

J. Cancellation of Auction If No Competing Qualified Bids Received. If the Debtors do not receive any other Qualified Bid(s) on or before the Bid Deadline, then on or before the Bid Disclosure Deadline the Debtors shall file a notice with the Bankruptcy Court cancelling the Auction, and will proceed to seek approval of the sale of the Transferred Assets to the Stalking Horse Purchaser under the Asset Purchase Agreement at the Sale Hearing.

V. AUCTION

A. Determination of Highest and Best Qualified Bid.

1. If one or more Qualified Bids (other than the Asset Purchase Agreement submitted by the Stalking Horse Purchaser) are received by the Bid Deadline, the Debtors will conduct an auction (the **"Auction"**) to determine the highest and best Qualified Bid. The determination of the highest and best Qualified Bid shall take into account the following (the **"Bid Assessment Criteria"**):

   (a) the total consideration to be received by the Debtors;

   (b) the likelihood that the Admiralty Court will approve the Bidder as purchaser of the Transferred Assets; and

   (c) the likelihood of the Bidder's ability to timely consummate a Competing Transaction.

2. The highest and best Qualified Bid must include cash in an amount not less than the Minimum Cash Amount.

B. Conduct of the Auction.

1. The Auction, if any, shall take place on **October 11, 2018 at 10:00 a.m. (prevailing Eastern Time)** at Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308, or such other place and time as the Debtors shall notify the Auction Attendees (as defined herein).

2. Only Qualified Bidders may participate in the Auction.

3. The Debtors and their professionals shall direct and preside over the Auction.

4. The Auction will be transcribed by a certified court reporter.

5. At the start of the Auction, the Debtors shall describe the terms of the highest and best Qualified Bid received prior to the Bid Deadline (such Qualified Bid, the **"Auction Baseline Bid"**). The Stalking Horse Purchaser shall have the right (but not the obligation) to match the highest and best Qualified Bid received prior to the Bid Deadline, and thus become the Auction Baseline Bid.

6. At the start of the Auction, each Qualified Bidder participating in the Auction must confirm that it has not engaged in any collusion with respect to the bidding or sale of the Transferred Assets, and at the Debtors' request, each Qualified Bidder must disclose the direct and indirect legal and beneficial owners of the Qualified Bidder.

7. Unless otherwise agreed by the Debtors, only the Debtors, the Committees, NOAA, the DIP Lender, the Stalking Horse Purchaser, and any other Qualified Bidder, along with each of their respective professionals (collectively, the **"Auction Attendees"**), may attend the Auction in person, and only the Stalking Horse Purchaser and other Qualified Bidders will be entitled to make any Bids at the Auction.

8. Terms of Overbids.

An **"Overbid"** is any bid made at the Auction after the Debtors' announcement of the Auction Baseline Bid. To submit an Overbid at the Auction, a Bidder must comply with the following conditions:

(a) The initial Overbid must be for a purchase price equal to or greater than $21,500,000.00 (the **"Initial Overbid"**).

(b) Any Bid after the Initial Overbid must be made in increments of not less than $500,000.00.

(c) The Stalking Horse Purchaser shall be entitled to credit bid the Bid Protections as a portion of any Overbid (including an Initial Overbid).

(d) All Overbids must at all times continue to comply with the conditions for a Qualified Bid set forth in Sections IV.A-G of these Bidding Procedures.

(e) All Overbids must remain open and binding on the Bidder until and unless the Debtors accept a higher Overbid. At the Debtors' request (in consultation with the Committees, but in the Debtors'

sole and absolute discretion) at any point during the Auction, a Bidder submitting an Overbid must submit, as part of its Overbid, written evidence (in the form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtor) demonstrating such Bidder's ability to close the Competing Transaction proposed by such Overbid (including performance of obligations under any Assumed Executory Contracts).

9. Announcing Overbids.

The Debtors shall announce at the Auction (a) the material terms of each Overbid that shall stand as the basis for the next Overbid; (b) the basis for calculating the total consideration offered in each such Overbid, and (c) the resulting benefit to the Debtors' estates, based on the Bid Assessment Criteria.

C. Conclusion of Auction and Determination of Prevailing Bidder.

The Auction will continue until there is only one Qualified Bid that the Debtors determine in their reasonable business judgment, upon consideration of the Bid Assessment Criteria and after consultation with the Committees, is the highest and best Qualified Bid at the Auction (the **"Prevailing Bid"** and the Bidder submitting such Prevailing Bid, the **"Prevailing Bidder"**). The Auction shall not close unless and until all Bidders who have submitted Qualified Bids have been given a reasonable opportunity to submit a further Overbid to the last Overbid. Once the Debtors have designated the Prevailing Bidder, the Auction will be concluded. The Debtors will not consider any Bids submitted after the conclusion of the Auction.

D. Backup Bidder.

1. Notwithstanding anything in these Bidding Procedures to the contrary, if an Auction is conducted, the Qualified Bidder with the next highest or best Qualified Bid after the Bid made by the Prevailing Bidder at the Auction, as determined by the Debtors in the exercise of their reasonable business judgment, will be designated as a backup bidder (the **"Backup Bidder"**). The Backup Bidder is required to keep its final Overbid (or, if the Backup Bidder did not submit any Overbids, then its initial Bid) (the **"Backup Bid"**) open and irrevocable until the earlier of (i) 4:00 p.m. (prevailing Eastern time) on the date that is 30 days after the Closing Date provided for in the Sale Order approving the Prevailing Bid (the **"Outside Backup Date"**), or (ii) the date of closing of a Competing Transaction with the Prevailing Bidder or with the Backup Bidder.

2. Following the Sale Hearing, if the Prevailing Bidder fails to close due to a breach or failure to perform on the part of such Prevailing Bidder, the Debtors may designate the Backup Bidder to be the new Prevailing Bidder, and the Debtors will be authorized, but not required, to consummate a transaction with the Backup Bidder without further order of

the Bankruptcy Court. In such case, the defaulting Prevailing Bidder's Good Faith Deposit shall be forfeited to the Debtors.

E. Consent to Jurisdiction as Condition to Bidding; Waiver of Jury Trial Rights.

BY SUBMITTING A BID, THE STALKING HORSE PURCHASER AND ALL OTHER QUALIFIED BIDDERS AT THE AUCTION ARE SUBMITTING TO THE CORE JURISDICTION OF THE BANKRUPTCY COURT, AND ARE WAIVING ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTES RELATING TO THESE BIDDING PROCEDURES, THE ASSET PURCHASE AGREEMENT, A COMPETING ASSET PURCHASE AGREEMENT, THE AUCTION OR THE CONSTRUCTION AND ENFORCEMENT OF ANY DOCUMENTS DELIVERED IN CONNECTION WITH A BID.

VI. SALE HEARING

The Bankruptcy Court will conduct a hearing (the **"Sale Hearing"**) on **October 18, 2018 at 10:00 a.m. (prevailing Eastern Time)**. At the Sale Hearing, the Debtors will seek approval of the transactions contemplated by the Asset Purchase Agreement or Competing Asset Purchase Agreement, as applicable, with the Prevailing Bidder. Objections, if any, to the sale of the Transferred Assets to the Prevailing Bidder and the transactions contemplated therewith (a **"Sale Objection"**) must be in writing and filed with the Bankruptcy Court by **October 5, 2018 at 4:00 p.m.** (the **"Sale Objection Deadline"**). Any Sale Objection must also be served, so that it is actually received by the Sale Objection Deadline, on (a) counsel to the Debtors, Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308, attention: Harris B. Winsberg (harris.winsberg@troutman.com) and Matthew R. Brooks (matthew.brooks@troutman.com); (b) counsel to the Creditors Committee, Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak (jchubak@storchamini.com); (c) counsel to the Equity Committee, Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein (pgurfein@LGBFirm.com); (d) counsel to the Stalking Horse Purchaser, Greenberg Traurig, P.A., 401 East Las Olas Blvd., Suite 2000, Fort Lauderdale, FL 33301, attention: Scott M. Grossman (grossmansm@gtlaw.com) and Bracewell LLP, 1251 Avenue of the Americas, 49th Floor, New York NY 10020-1100, attention Jennifer Feldsher (jennifer.feldsher@bracewell.com); and (e) the Office of the United States Trustee, U.S. Department of Justice, George C. Young Federal Building, 400 West Washington Street, Suite 1100, Orlando, FL 32801, attention Miriam G. Suarez (Miriam.G.Suarez@usdoj.gov). Notwithstanding the foregoing, any objection to the conduct of the Auction (including the Debtor's determination of the Prevailing Bidder) may be raised for the first time at the Sale Hearing. **Any other Sale Objections must be filed and served by the Sale Objection Deadline, or else will be waived.** Responses to Sale Objections shall be filed and served by not later than 4:00 p.m. one day before the Sale Hearing.

VII. RETURN OF GOOD FAITH DEPOSIT

The Good Faith Deposits of all Qualified Bidders shall be held in one or more interest-bearing escrow accounts established and maintained by a reputable financial institution

acceptable to the Debtors, but shall not become property of the Debtors' bankruptcy estates absent further order of the Bankruptcy Court. The Good Faith Deposit of any Qualified Bidder other than the Prevailing Bidder or the Backup Bidder shall be returned to such Qualified Bidder not later than three business days after the Sale Hearing. The Good Faith Deposit of the Backup Bidder shall be returned to the Backup Bidder on the date that is the earlier of 24 hours after (a) the closing of the transaction with the Prevailing Bidder and (b) the Outside Backup Date. Upon the return of the Good Faith Deposits, their respective owners shall receive any and all interest that will have accrued thereon. If the Prevailing Bidder timely closes, its Good Faith Deposit shall be credited to its purchase price.

# # #

Exhibit 2

Sale Notice

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re:

RMS TITANIC, INC., *et al.*,[1]

Debtors.

Case No. 3:16-bk-02230-PMG
Chapter 11

(Jointly Administered)

NOTICE OF AUCTION AND SALE HEARING

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. On June 15, 2018, Premier Exhibitions, Inc., a Florida corporation (**"Premier"**); Arts and Exhibitions International, LLC, a Florida limited liability company (**"A&E"**); Dinosaurs Unearthed Corp., a Delaware Corporation (**"DU Corp."**); Premier Exhibitions International, LLC, a Delaware limited liability company (**"PEI"**); Premier Exhibition Management LLC, a Florida limited liability company (**"PEM"**); Premier Exhibitions NYC, Inc., a Nevada Corporation (**"Premier NYC"**); Premier Merchandising, LLC, a Delaware limited liability company (**"Premier Merch"**); and RMS Titanic, Inc., a Florida corporation (**"RMST"**), as debtors and debtors-in-possession (collectively, the **"Debtors"**), filed a motion [ECF No. 1055] (the "**Sale Motion**") for entry of an order (the **"Bidding Procedures Order"**), among other things, (a) approving the Bidding Procedures[2] for a sale of the Transferred Assets (as defined in the Asset Purchase Agreement), on terms substantially similar to, and in no event less favorable to the Debtors than, the terms set forth in the Asset Purchase Agreement and as set forth in the Bidding Procedures; (b) selecting Premier Acquisition Holdings LLC as the stalking horse bidder in connection with such sale (the **"Stalking Horse Purchaser"**); (c) approving the form and manner of notices with respect to the auction for the Transferred Assets (the **"Auction"**) and the hearing to consider the sale of the Transferred Assets to the Stalking Horse Purchaser or Prevailing Bidder and rejection or assumption and assignment of related executory contracts and unexpired leases (the **"Sale Hearing"**); (d) approving the form of Asset Purchase Agreement; (e) approving a Break-Up Fee and Expense Reimbursement in favor of the Stalking Horse Purchaser; (f) scheduling the Auction and Sale Hearing; (g) authorizing the sale of the Transferred Assets free

[1] The Debtors in the chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867), and Dinosaurs Unearthed Corp. (7309). The Debtors' service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

[2] Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the motion to approve the Bidding Procedures or the Asset Purchase Agreement dated as of June 14, 2018 by and among (i) Premier, (ii) A&E, (iii) PEM, (iv) Premier NYC, (v) Premier Merch, (vi) PEI, (vii) DU Corp.; (vii) DinoKing Tech Inc. d/b/a Dinosaurs Unearthed, a company formed under the laws of British Columbia, (ix) RMST, solely for purposes of Article III, Article V, Article VII and Article VIII, and Premier Acquisition Holdings LLC, a Delaware limited liability company (as amended, modified, or supplemented, the "**Asset Purchase Agreement**"), as applicable.

and clear of all liens, claims, encumbrances and interests;[3] and (g) granting related relief (the "**Sale Motion**").

2. On September [•], 2018, the United States Bankruptcy Court for the Middle District of Florida (the "**Bankruptcy Court**") entered the Bidding Procedures Order [ECF No. •]. Pursuant to the Bidding Procedures Order, the Auction, if any, for the Transferred Assets shall take place on October 11, 2018, at 10:00 a.m. **(prevailing Eastern Time)** at the offices of Troutman Sanders LLP, located at 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308. Only parties that have submitted a Qualified Bid in accordance with the Bidding Procedures, attached to the Bidding Procedures Order as Exhibit 1, **by no later than October 5, 2018, at 4:00 p.m. (prevailing Eastern Time)** (the "**Bid Deadline**") may participate at the Auction. Any party that wishes to take part in this process and submit a bid for the Transferred Assets must submit their competing bid before the Bid Deadline and in accordance with the Bidding Procedures. To participate in the bidding process and to receive access to the then current and reasonably available due diligence materials (the "**Diligence Materials**"), a party must submit an executed confidentiality agreement in accordance with Section III.A.4. of the Bidding Procedures, along with evidence satisfactory to the to the Debtors, demonstrating the party's financial capability to consummate a Competing Transaction: to (i) the Debtors' retained financial advisor, GlassRatner Advisory & Capital Group LLC, 3445 Peachtree Road, Suite 1225, Atlanta, GA 30326, attention: Marshall Glade, Tel: (404) 835-8844, Fax: (678) 904-1991 (email: mglade@glassratner.com), with a copy to (ii) the Official Committee of Unsecured Creditors' (the "**Creditors Committee**") and the Official Committee of Equity Security Holders' (the "**Equity Committee**," and together with the Creditors Committee, the "**Committees**") retained financial advisors, Lincoln International, 44 Madison Avenue, Suite 300, New York, NY 1022, attention: Brent C. Williams, Tel: (212) 357-7750, Fax: (212) 277-8101 (email: BWilliams@lincolninternational.com). **Potential bidders are instructed to contact only the retained financial advisors to the Debtors and not any other parties, including the Debtors or any Committee members. If no Qualified Bid, other than the Qualified Bid submitted by the Stalking Horse Purchaser, is received by the Bid Deadline, then the Auction will be canceled.**

3. The Bankruptcy Court will conduct a hearing (the "**Sale Hearing**") on **October 18, 2018, at 10:00 a.m. (prevailing Eastern Time)**, before the Honorable Paul M. Glenn, United States Bankruptcy Judge, **United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, Bryan Simpson United States Courthouse, 300 North Hogan Street, Courtroom 4A, Jacksonville, Florida 32202**, or at such later date and time as may be scheduled by further Order of the Bankruptcy Court upon motion or application by the Debtors. The Sale Hearing may be continued from time to time without further notice to creditors or parties in interest

---

[3] Except that to the extent that any artifacts owned by RMST are subject to the jurisdiction of the United States District Court for the Eastern District of Virginia, in the civil action styled *R.M.S. Titanic, Inv., Successor in Interest to Titanic Ventures Limited Partnership v. The Wrecked and Abandoned Vessel, Etc.*, Case No. 2:93-cv-902 (the "**Admiralty Court**") and to the Revised Covenants and Conditions (the "**Covenants and Conditions**") set forth in Exhibit A to the August 12, 2010 Opinion of the Admiralty Court, such artifacts shall continue to be subject to the Covenants and Conditions and to the jurisdiction of the Admiralty Court, including, but not limited to, any requirement in the Covenants and Conditions that the Admiralty Court approve the sale of the Subject Titanic Artifact Collection (STAC) sometimes referred to as the American Collection.

other than by announcement of the continuance in open court on the date scheduled for the Sale Hearing.

4. Objections, if any, to the Sale and/or the Assumption and Assignment of Transferred Contracts to the Stalking Horse Purchaser, including Proposed Cure Amounts contemplated by the Asset Purchase Agreement must: (a) be in writing; (b) comply with the Bankruptcy Rules and the Local Rules of the United States Bankruptcy Court for the Middle District of Florida; (c) be filed with the clerk of the United States Bankruptcy Court for the Middle District of Florida, United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, Bryan Simpson United States Courthouse, 300 North Hogan Street, Suite 3-150, Jacksonville, Florida 32202, (or filed electronically via CM/ECF), **by 4:00 p.m. (prevailing Eastern Time) on October 5, 2018** (the **"Sale Objection Deadline"**); and (d) be served upon (i) counsel to the Debtors, Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308, attention: Harris B. Winsberg (harris.winsberg@troutman.com) and Matthew R. Brooks (matthew.brooks@troutman.com); (ii) counsel to the Creditors Committee, Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak (jchubak@storchamini.com); (iii) counsel to the Equity Committee, Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein (pgurfein@LGBFirm.com); (iv) counsel to the Stalking Horse Purchaser, Greenberg Traurig, P.A., 401 East Las Olas Blvd., Suite 2000, Fort Lauderdale, FL 33301, attention: Scott M. Grossman (grossmansm@gtlaw.com) and Bracewell LLP, 1251 Avenue of the Americas, 49th Floor, New York NY 10020-1100, attention Jennifer Feldsher (jennifer.feldsher@bracewell.com); and (v) the Office of the United States Trustee, U.S. Department of Justice, George C. Young Federal Building, 400 West Washington Street, Suite 1100, Orlando, FL 32801, attention Miriam G. Suarez (Miriam.G.Suarez@usdoj.gov), in each case, so as to be actually received no later than 4:00 p.m. (prevailing Eastern Time) on October 5, 2018. Notwithstanding the foregoing, any objection to the conduct of the Auction (including the Debtors' determination of the Prevailing Bidder) may be raised for the first time at the Sale Hearing. **Any other Sale Objections not filed and served before the Sale Objection Deadline will be waived.** Responses to Sale Objections shall be filed and served by not later than 4:00 p.m. one day before the Sale Hearing.

5. This Notice and the Sale Hearing are subject to the fuller terms and conditions of the Sale Motion, the Asset Purchase Agreement, the Bidding Procedures Order and the Bidding Procedures, which shall control in the event of any conflict. Accordingly, the Debtors encourage parties in interest to review these documents in their entirety.

6. Copies of the Sale Motion, the Asset Purchase Agreement (including exhibits thereto), the Bidding Procedures, and the Bidding Procedures Order, may be obtained by request in writing, by telephone, or via email from counsel to the Debtors, Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308, attention: Harris B. Winsberg (harris.winsberg@troutman.com), Telephone: 404.885.3348 and Matthew R. Brooks (matthew.brooks@troutman.com), Telephone: 404.885.2618. In addition, copies of the aforementioned will be available for review on the website maintained by the Committees, http://www.jndla.com/cases/premiercommittee, and may be found on the PACER website, http://ecf.flmb.uscourts.gov.

Dated: September [•], 2018

NELSON MULLINS RILEY
& SCARBOROUGH LLP

By *_____/s/ Daniel F. Blanks_*
Daniel F. Blanks (FL Bar No. 88957)
Lee D. Wedekind, III (FL Bar No. 670588)
50 N. Laura Street, Suite 4100
Jacksonville, FL 32202
(904) 665-3656 (direct)
(904) 665-3699 (fax)
daniel.blanks@nelsonmullins.com
lee.wedekind@nelsonmullins.com

and

TROUTMAN SANDERS LLP
Harris B. Winsberg (GA Bar No. 117751)
(Fla. Bar No. 0127190)
Matthew R. Brooks (GA Bar No. 378018)
600 Peachtree Street NE, Suite 3000
Atlanta, GA 30308
(404) 885-3000 (phone)
(404) 962-6990 (fax)
harris.winsberg@troutmansanders.com
matthew.brooks@troutmansanders.com

Counsel for the Debtors and Debtors in Possession

Exhibit 3

Cure Notice

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re:

RMS TITANIC, INC., *et al.*,[1]

Debtors.

Case No. 3:16-bk-02230-PMG
Chapter 11

(Jointly Administered)

/

NOTICE TO COUNTERPARTIES TO POTENTIALLY ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES

PLEASE TAKE NOTICE that on June 15, 2018, Premier Exhibitions, Inc., Arts and Exhibitions International, LLC, Premier Exhibition Management LLC, Premier Exhibitions NYC, Inc., Premier Merchandising, LLC, Premier Exhibitions International, LLC, Dinosaurs Unearthed Corp., and RMS Titanic, Inc., (collectively, the "**Debtors**") filed a motion (ECF No. 1055) (the **"Sale Motion"**) with the United States Bankruptcy Court for the Middle District of Florida (the **"Bankruptcy Court"**) seeking approval of key dates, times and procedures related to the sale to Premier Acquisition Holdings LLC (the **"Stalking Horse Purchaser"**) pursuant to an the Asset Purchase Agreement dated as of June 14, 2018 among, on the one hand, the Stalking Horse Purchaser or its permitted assigns, as purchaser, and on the other hand, the Debtors and DinoKing Tech, Inc. d/b/a Dinosaurs Unearthed, a British Columbia company, as sellers (as amended, modified or supplemented, the **"Asset Purchase Agreement"**) of the assets set forth therein (the **"Transferred Assets"**).

On September [•], 2018, the Bankruptcy Court entered an Order (ECF No. •) (the **"Bidding Procedures Order"**) approving Bidding Procedures with respect to the Auction[2] and Sale of the Transferred Assets. At a hearing before the Bankruptcy Court on October 18, 2018, the Debtors intend to seek approval of, among other things, the sale of the Transferred Assets, including the assumption and assignment of certain executory contracts and unexpired leases. To the extent that there are any inconsistencies between the Bidding Procedures and the summary description of the terms and conditions contained in this Notice, the terms of the Bidding Procedures shall control.

YOU ARE RECEIVING THIS NOTICE BECAUSE YOU OR ONE OF YOUR AFFILIATES IS A COUNTERPARTY TO AN EXECUTORY CONTRACT OR

[1] The Debtors in the chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867), and Dinosaurs Unearthed Corp. (7309). The Debtors' service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

[2] Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Bidding Procedures or the Order, as applicable

UNEXPIRED LEASE WITH ONE OR MORE OF THE DEBTORS AS SET FORTH ON EXHIBIT A HERETO.[3]

PLEASE TAKE FURTHER NOTICE that pursuant to the Bidding Procedures, the Debtors may assume and assign to the Stalking Horse Purchaser or other Prevailing Bidder the executory contracts or unexpired leases listed on Exhibit A attached hereto (each, a **"Scheduled Contract"**) to which you are a counterparty. The Debtors have conducted a review of their books and records and have determined that the cure amount for unpaid monetary obligations under such Scheduled Contract is as set forth on **Exhibit A** attached hereto (the **"Cure Amount"**). **If you disagree with the proposed Cure Amount, object to the proposed assignment to the Stalking Horse Purchaser of the Scheduled Contract(s) or object to the Stalking Horse Purchaser's ability to provide adequate assurance of future performance with respect to any Scheduled Contracts, you must file an objection with the Bankruptcy Court by 4:00 p.m. (prevailing Eastern Time) on October 5, 2018 (the "Objection Deadline"), and serve such objection on (i) counsel to the Debtors, Troutman Sanders LLP, 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308, attention: Harris B. Winsberg (harris.winsberg@troutman.com) and Matthew R. Brooks (matthew.brooks@troutman.com); (ii) counsel to the Creditors Committee, Storch Amini PC, 140 East 45th Street, 25th Floor, New York, NY 10017, attention: Jeffrey Chubak (jchubak@storchamini.com); (iii) counsel to the Equity Committee, Landau Gottfried & Berger LLP, 1801 Century Park East, Suite 700, Los Angeles, CA 90067, attention: Peter J. Gurfein (pgurfein@LGBFirm.com); (iv) counsel to the Stalking Horse Purchaser, Greenberg Traurig, P.A., 401 East Las Olas Blvd., Suite 2000, Fort Lauderdale, FL 33301, attention: Scott M. Grossman (grossmansm@gtlaw.com) and Bracewell LLP, 1251 Avenue of the Americas, 49th Floor, New York NY 10020-1100, attention Jennifer Feldsher (jennifer.feldsher@bracewell.com); and (v) the Office of the United States Trustee, U.S. Department of Justice, George C. Young Federal Building, 400 West Washington Street, Suite 1100, Orlando, FL 32801, attention Miriam G. Suarez (Miriam.G.Suarez@usdoj.gov), so that it is actually received no later than 4:00 p.m. (prevailing Eastern Time) on October 5, 2018.**

PLEASE TAKE FURTHER NOTICE that if no objection to (a) the Cure Amount(s); (b) the proposed assignment of the Scheduled Contract(s) to the Stalking Horse Purchaser or (c) adequate assurance of the Stalking Horse Purchaser's ability to perform, is filed by the Objection Deadline, you will be (i) deemed to have stipulated that the Cure Amount(s) as determined by the Debtors is correct, (ii) forever barred, estopped and enjoined from asserting any additional cure amount under the Scheduled Contract(s) and (iii) forever barred from objecting to the assignment of the Assumed Executory Contract(s) to the Stalking Horse Purchaser.

PLEASE TAKE FURTHER NOTICE that in the event the Stalking Horse Purchaser is not the Prevailing Bidder at the Auction, any counterparty to a Scheduled Contract shall have the right to object to the adequate assurance of the Prevailing Bidder's ability to perform under such Scheduled Contract, at or before the Sale Hearing. The Sale Hearing will be held on **October 18, 2018 at 10:00 a.m. (prevailing Eastern Time)**, before the Honorable Paul M. Glenn, United States Bankruptcy Judge, **United States Bankruptcy Court for the Middle District of Florida,**

[3] This Notice is being sent to counterparties to Executory Contracts and Unexpired Leases. This Notice is not an admission by the Debtors that such contract or lease is executory or unexpired.

Jacksonville Division, Bryan Simpson United States Courthouse, 300 North Hogan Street, Courtroom 4A, Jacksonville, Florida 32202, or at such later date and time as may be scheduled by further Order of the Bankruptcy Court upon motion or application by the Debtors. The Sale Hearing may be continued from time to time without further notice to creditors or parties in interest other than by announcement of the continuance in open court on the date scheduled for the Sale Hearing. To the extent such counterparty does not object in accordance herewith, the Bankruptcy Court may enter an order forever barring such counterparty to a Scheduled Contract from objecting to the adequate assurance of the Prevailing Bidder's ability to perform.

PLEASE TAKE FURTHER NOTICE that with respect to any Scheduled Contract assumed and assigned to the Prevailing Bidder (including the Stalking Horse Purchaser), all Cure Amounts shall be satisfied by payment of the Cure Amounts as soon as reasonably practicable after Bankruptcy Court approval of the sale of the Transferred Assets to the Prevailing Bidder (including the Stalking Horse Purchaser) or on such other terms as the parties to each such Scheduled Contract may otherwise agree without any further notice to or action, order or approval of the Bankruptcy Court. In addition, the assumption of each such Scheduled Contract may be conditioned upon the disposition of all issues with respect to such Scheduled Contract.

PLEASE TAKE FURTHER NOTICE that pursuant to the Bidding Procedures Order, in the event of a dispute regarding: (a) any Cure Amount with respect to any Scheduled Contract or; (b) the ability of the Prevailing Bidder (including the Stalking Horse Purchaser) to provide adequate assurance of future performance as required by section 365 of the Bankruptcy Code, if applicable, under such Scheduled Contract; or (c) any other matter pertaining to assumption and assignment, the Cure Amounts shall be paid as soon as reasonably practicable after the Closing and following the entry of a final order resolving the dispute and approving the assumption of such Scheduled Contract; provided, however, that the Debtors, with the consent of the Stalking Horse Purchaser or other Prevailing Bidder, as applicable are authorized to settle any dispute regarding the amount of any Cure Amount or assignment to the Prevailing Bidder (including the Stalking Horse Purchaser) without any further notice to or action, order or approval of the Court.

PLEASE TAKE FURTHER NOTICE THAT notwithstanding anything herein, this Notice shall not be deemed to be an assumption, adoption, rejection or termination of the Scheduled Contracts. Moreover, the Debtors explicitly reserve their rights to reject or assume each Scheduled Contract pursuant to section 365(a) of the Bankruptcy Code, and nothing herein (a) alters in any way the prepetition nature of the Scheduled Contracts or the validity, priority or amount of any claims of a counterparty to a Scheduled Contract against the Debtors that may arise under such Scheduled Contract; (b) creates a post-petition contract or agreement; or (c) elevates to administrative expense priority any claims of a counterparty to a Scheduled Contract against the Debtors that may arise under such Scheduled Contract.

PLEASE TAKE FURTHER NOTICE THAT this Notice is subject to the fuller terms and conditions of the Sale Motion, the Bidding Procedures Order, the Asset Purchase Agreement and the Bidding Procedures, which shall control in the event of any conflict, and the Debtors encourage parties in interest to review such documents in their entirety. Copies of the Sale Motion, the Asset Purchase Agreement (including exhibits thereto), the Bidding Procedures, and the Bidding Procedures Order, may be obtained by request in writing, by telephone, or via email from counsel to the Debtors, Harris B. Winsberg (harris.winsberg@troutman.com), Telephone:

404.885.3348 Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, GA 30308. In addition, copies of the aforementioned will be available for review on the website maintained by the Committees, http://www.jndla.com/cases/premiercommittee, and may be found on the PACER website, http://ecf.flmb.uscourts.gov.

Dated: September [•], 2018 NELSON MULLINS RILEY & SCARBOROUGH LLP

By:______________________________

Daniel F. Blanks (FL Bar No. 88957)
Lee D. Wedekind, III (FL Bar No. 670588)
50 N. Laura Street, Suite 4100
Jacksonville, Florida 32202
(904) 665-3656 (direct)
(904) 665-3699 (fax)
daniel.blanks@nelsonmullins.com
lee.wedekind@nelsonmullins.com

Co-Counsel for the Debtors and Debtors in Possession

and

TROUTMAN SANDERS LLP
Harris B. Winsberg (GA Bar No. 117751)
Matthew R. Brooks (GA Bar No. 378018)
600 Peachtree Street NE, Suite 5200
Atlanta, GA 30308
(404) 885-3000 (phone)
(404) 962-6990 (fax)
harris.winsberg@troutmansanders.com
matthew.brooks@troutmansanders.com

Counsel for the Debtors and Debtors in Possession

EXHIBIT A

[Counterparty Name]	[Contract/Lease]	[Cure Amount]

Exhibit 4

Assumption Notice

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re:

RMS TITANIC, INC., *et al.*,[1]

Debtors.

Case No. 3:16-bk-02230-PMG
Chapter 11

(Jointly Administered)

NOTICE OF ASSUMPTION AND ASSIGNMENT
OF EXECUTORY CONTRACT OR UNEXPIRED LEASE

PLEASE TAKE NOTICE that a hearing was held before the Honorable Paul M. Glenn, United States Bankruptcy Judge, United States Bankruptcy Court for the Middle District of Florida, *Jacksonville Division, Bryan Simpson United States Courthouse*, 300 *North Hogan* Street, Courtroom 4A, Jacksonville, Florida 32202 on October 18, 2018, at 10:00 a.m. (the **"Sale Hearing"**). At the Sale Hearing, the Bankruptcy Court[2] entered an order (a) approving the sale of the Transferred Assets to **[•]** (the **"Purchaser"**) in accordance with the Asset Purchase Agreement, and (b) authorizing, among other things, the Debtors, pursuant to the terms of the Asset Purchase Agreement, to assume and assign certain executory contracts and unexpired leases to the Purchaser.

PLEASE TAKE FURTHER NOTICE that the Purchaser has elected to take assignment of the executory contracts and unexpired leases as set forth on Exhibit A hereto.

Dated: [•], 2018 NELSON MULLINS RILEY & SCARBOROUGH LLP

[1] The Debtors in the chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number include: RMS Titanic, Inc. (3162); Premier Exhibitions, Inc. (4922); Premier Exhibitions Management, LLC (3101); Arts and Exhibitions International, LLC (3101); Premier Exhibitions International, LLC (5075); Premier Exhibitions NYC, Inc. (9246); Premier Merchandising, LLC (3867), and Dinosaurs Unearthed Corp. (7309). The Debtors' service address is 3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071.

[2] Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Bidding Procedures or the Bidding Procedures Order, as applicable.

By:____________________________________

Daniel F. Blanks (FL Bar No. 88957)
Lee D. Wedekind, III (FL Bar No. 670588)
50 N. Laura Street, Suite 4100
Jacksonville, Florida 32202
(904) 665-3656 (direct)
(904) 665-3699 (fax)
daniel.blanks@nelsonmullins.com
lee.wedekind@nelsonmullins.com

Co-Counsel for the Debtors and Debtors in Possession

and

TROUTMAN SANDERS LLP
Harris B. Winsberg (GA Bar No. 117751)
Matthew R. Brooks (GA Bar No. 378018)
600 Peachtree Street NE, Suite 5200
Atlanta, GA 30308
(404) 885-3000 (phone)
(404) 962-6990 (fax)
harris.winsberg@troutmansanders.com
matthew.brooks@troutmansanders.com

Counsel for the Debtors and Debtors in Possession

EXHIBIT A

[Counterparty Name]	[Contract/Lease]	[Cure Amount]